      As filed with the Securities and Exchange Commission on May 12, 2000
                                                      Registration No. 333-94755

================================================================================


                      Securities and Exchange Commission
                            Washington, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933



                                 ETINUUM, INC.
            (Exact name of registrant as specified in its charter)


         Delaware                           7389                       84-1334615
-----------------------------    ---------------------------   ---------------------------
 (State or jurisdiction of             (Primary Standard            (I.R.S. Employer
incorporation or organization             Industrial               Identification No.)
                                 Classification Code Number)



                        5619 DTC Parkway, 12/th/ Floor
                        Englewood, Colorado 80111-3017
                                (303) 357-3000
           --------------------------------------------------------
             (Address, including zip code, and telephone number,
            including area code of Registrant's principal offices)


                              Jonathan H. Yellen
                 Executive Vice President, Corporate Strategy
                              and General Counsel
                        5619 DTC Parkway, 12/th/ Floor
                        Englewood, Colorado 80111-3017
                                (303) 357-3000
           --------------------------------------------------------
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)


                                ---------------

                                  Copies to:


    Laurie P. Glasscock, Esq.             Francis S. Currie, Esq.
  G. James Williams, Jr., Esq.            Davis, Polk & Wardwell
 Chrisman, Bynum & Johnson, P.C.           1600 El Camino Real
     1900 Fifteenth Street             Menlo Park, California 94025
    Boulder, Colorado 80302                  (650) 752-2000
       (303) 546-1300


================================================================================
     This post-effective amendment No. 1 to the registration statement is being filed to deregister 675,000 shares of our common stock. The shares, which were to be sold as part of the underwriter's over-allotment option, were not sold as of the conclusion of the offering. The terms of the initial public offering are described in the prospectus filed as part of the registration statement.

                                  SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, Etinuum, Inc. has duly caused this post-effective amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, who is duly authorized to do so, in the City of Englewood, Colorado, as of May 8, 2000.

                              ETINUUM, INC.


                              By:  /S/ TIMOTHY C. O'CROWLEY
                                 -----------------------------------------------
                                   Timothy C. O'Crowley
                                   Chief Executive Officer



           Name                              Title                               Date
           ----                              -----                               ----
                                 Chairman of the Board, President,        May 8, 2000
                                 Chief Executive Officer and  Director
/S/ TIMOTHY C. O'CROWLEY         (Principal Executive Officer)
---------------------------
Timothy C. O'Crowley

                                 Chief Financial Officer (Principal       May 8, 2000
/S/ STEVEN Q. HANSEN             Financial and Accounting Officer)
---------------------------
Steven Q. Hansen

                                 Director                                 May 8, 2000
*STEPHEN S. HYDE
---------------------------
Stephen S. Hyde

                                 Director                                 May 8, 2000
*STEVEN F. PIAKER
---------------------------
Steven F. Piaker

                                 Director                                 May 8, 2000
*HAROLD W. POTE
---------------------------
Harold W. Pote

                                 Director                                 May 8, 2000
*RICK L. WELLER
---------------------------
Rick L. Weller

                                 Director                                 May 8, 2000
*ERIC R. WILKINSON
---------------------------
Eric R. Wilkinson

*By: /S/ STEVEN Q. HANSEN
    -----------------------
      Steven Q. Hansen
      Attorney-in-Fact


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